EX-99.1 2 q1ex99-1_22016.htm EXHIBIT 99.1

EXHIBIT 99.1

HP Inc.
1501 Page Mill Road
Palo Alto, CA 94304

hp.com

News Release

HP Inc. Reports First Quarter 2016 Results

CORRECTED
Editorial Contacts	PALO ALTO, CA — (Marketwired) — Feb 24, 2016 — HP (NYSE:HPQ)

HP Inc. Media Relations MediaRelations@hp.com	•	First quarter net revenue of $12.2 billion, down 12% from the prior-year period and down 5% in constant currency

HP Inc. Investor Relations investorrelations@hp.com	•	First quarter non-GAAP diluted net earnings per share from contining operations of $0.36 — within the previously provided outlook of $0.33 to $0.38 per share

	•	First quarter GAAP diluted net earnings per share from continuing operations of $0.36 — above the previously provided outlook of $0.27 to $0.32 per share

	•	First quarter returned more than $1.0 billion to shareholders in the form of share repurchases and dividends

	•	First quarter net cash used in operating activities was ($108) million

HP Inc’s fiscal 2016 first quarter financial performance
	Q1 FY16	Q1 FY15	Y/Y
GAAP net revenue ($B)	$12.2	$13.9	(12%)
GAAP operating margin from continuing operations	7.6%	8.1%	(0.5 pts.)
GAAP net earnings from continuing operations ($B)	$0.7	$0.8	(16%)
GAAP diluted net earnings per share from continuing operations	$0.36	$0.41	(12%)
Non-GAAP operating margin from continuing operations	7.5%	7.9%	(0.4pts.)
Non-GAAP net earnings from continuing operations ($B)	$0.6	$0.8	(16%)
Non-GAAP diluted net earnings per share from continuing operations	$0.36	$0.41	(12%)
Net Cash (used in) / provided by operating activities ($M)(1)	($108 )	$744	N/M

Notes to table
Information about HP Inc.’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

(1)                       The consolidated condensed statement of cash flows for the three months ended January 31, 2015 represents the combined cash flows of HP prior to separation, as previously filed, and has not been adjusted to reflect the effect at the separation of Hewlett Packard Enterprise Company.

N/M Not meaningful

HP Inc. (HP) announced first quarter net revenue of $12.2 billion, down 12% from the prior-year period and down 5% in constant currency.

First quarter GAAP diluted net earnings per share (EPS) from continuing operations was $0.36, down from $0.41 in the prior-year period and above the previously provided outlook of $0.27 to $0.32. First quarter non-GAAP diluted net EPS from continuing operations was $0.36, down from $0.41 in the prior-year period and within its previously provided outlook of $0.33 to $0.38. First quarter non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax costs of $5 million, rounding to $0.00 per diluted share, respectively, related to non-operating retirement-related credits, restructuring charges, and the amortization of intangible assets.

“We have a clear strategy that leverages our strengths, and we are focused on execution, taking cost out of the business and delivering innovations that will amaze our customers and partners,” said Dion Weisler, HP’s President and CEO. “Although we have some tough quarters ahead, I am confident in the future.”

Asset management

HP’s net cash used in operating activities in the first quarter was $108 million. Inventory ended the quarter at $4.1 billion, down 2 days quarter over quarter to 37 days. Accounts receivable ended the quarter at $4.1 billion, down 5 days quarter over quarter to 30 days. Accounts payable ended the quarter at $9.0 billion, down 11 days quarter over quarter to 82 days. HP’s dividend payment of $0.124 per share in the first quarter resulted in cash usage of $0.2 billion. HP also utilized $0.8 billion of cash during the quarter to repurchase approximately 67.0 million shares of common stock in the open market. HP exited the quarter with $3.7 billion in gross cash.

Fiscal 2016 first quarter segment results

•

Personal Systems net revenue was down 13% year over year (down 6% in constant currency) with a 3.1% operating margin. Commercial net revenue decreased 11% and Consumer net revenue decreased 16%. Total units were down 13% with Notebooks units down 8% and Desktops units down 13%.

•

Printing net revenue was down 17% year over year (down 11% in constant currency) with a 17.0% operating margin. Total hardware units were down 20% with Commercial hardware units down 15% and Consumer hardware units down 23%. Supplies revenue was down 14% (down 8% in constant currency).

Outlook

For the fiscal 2016 second quarter, HP estimates non-GAAP diluted net EPS from continuing operations to be in the range of $0.35 to $0.40 and GAAP diluted net EPS from continuing operations to be in the range of $0.33 to $0.38. Fiscal 2016 second quarter non-GAAP diluted net EPS from continuing operations estimates exclude $0.02 per diluted share, respectively related to non-operating retirement-related credits, restructuring charges, and the amortization of intangible assets.

For fiscal 2016, HP estimates non-GAAP diluted net EPS from continuing operations to be in the range of $1.59 to $1.69 and GAAP diluted net EPS from continuing operations to be in the range of $1.52 to $1.62. Fiscal 2016 non-GAAP diluted net EPS from continuing operations estimates exclude $0.07 per diluted share, respectively, related to non-operating retirement-related credits, restructuring charges, and the amortization of intangible assets.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s FY16 Q1 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2016Q1Webcast.

About HP Inc.

HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information

To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (GAAP) basis, HP provides net revenue on a constant currency basis, as well as non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations, non-GAAP diluted net earnings per share from continuing operations and gross cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share from continuing operations. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings from continuing operations, diluted net earnings per share from continuing operations or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of the restructuring plan and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plan, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plan; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2016. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit our website from time to time, as information is updated and new information is posted.

HP INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions, except per share amounts)

	Three months ended
	January 31, 2016	October 31, 2015	January 31, 2015

Net revenue	$12,246	$12,266	$13,858

Costs and expenses:
Cost of products and services	9,961	9,900	11,173
Research and development	292	282	304
Selling, general and administrative	1,037	1,212	1,222
Amortization of intangible assets	8	26	27
Restructuring charges	20	41	14
Defined benefit plan settlement charges	-	7	-
Total costs and expenses	11,318	11,468	12,740

Earnings from continuing operations before interest and taxes	928	798	1,118

Interest and other, net	(94)	(99)	(121)

Earnings from continuing operations before taxes	834	699	997

(Provision) benefit for taxes	(184)	816	(227)

Earnings from continuing operations	650	1,515	770
(Loss) earnings from discontinued operations, net of taxes	(58)	(192)	596

Net earnings	$592	$1,323	$1,366

Net earnings (loss) per share:
Basic
Continuing operations	$0.37	$0.84	$0.42
Discontinued operations	(0.04)	(0.11)	0.33
Total basic net earnings per share	$0.33	$0.73	$0.75

Diluted
Continuing operations	$0.36	$0.83	$0.41
Discontinued operations	(0.03)	(0.10)	0.32
Total diluted net earnings per share	$0.33	$0.73	$0.73

Cash dividends declared per share	$0.25	$-	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	1,776	1,802	1,833
Diluted	1,785	1,821	1,861

HP INC. AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except per share amounts)

	Three months ended January 31, 2016	Diluted net earnings per share	Three months ended October 31, 2015	Diluted net earnings per share	Three months ended January 31, 2015	Diluted net earnings per share

GAAP net earnings from continuing operations	$650	$0.36	$1,515	$0.83	$770	$0.41

Non-GAAP adjustments:
Amortization of intangible assets	8	0.01	26	0.01	27	0.01
Restructuring charges	20	0.01	41	0.02	14	0.01
Non-operating retirement-related credits	(40)	(0.02)	(58)	(0.03)	(58)	(0.03)
Defined benefit plan settlement charges	-	-	7	-	-	-
Adjustments for taxes	7	-	9	0.01	12	0.01
Valuation allowances, net and separation taxes and adjustments	-	-	(992)	(0.54)	-	-
Non-GAAP net earnings from continuing operations	$645	$0.36	$548	$0.30	$765	$0.41

GAAP earnings from continuing operations before interest and taxes	$928		$798		$1,118

Non-GAAP adjustments:
Amortization of intangible assets	8		26		27
Restructuring charges	20		41		14
Non-operating retirement-related credits	(40)		(58)		(58)
Defined benefit plan settlement charges	-		7		-
Non-GAAP earnings from continuing operations before interest and taxes	$916		$814		$1,101

GAAP operating margin from continuing operations	8%		7%		8%
Non-GAAP adjustments	(1%)		0%		0%
Non-GAAP operating margin from continuing operations	7%		7%		8%

HP INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	As of
	January 31, 2016	October 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$3,688	$7,584
Accounts receivable	4,114	4,825
Inventory	4,052	4,288
Other current assets	3,301	4,498
Current assets of discontinued operations	-	30,592

Total current assets	15,155	51,787

Property, plant and equipment	1,529	1,492
Other non-current assets	3,077	1,508
Goodwill and intangible assets	5,756	5,764
Non-current assets of discontinued operations	-	46,331

Total assets	$25,517	$106,882

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$49	$2,194
Accounts payable	9,041	10,194
Employee compensation and benefits	553	747
Taxes on earnings	182	243
Deferred revenue	863	1,051
Other accrued liabilities	6,073	6,241
Current liabilities of discontinued operations	-	21,521

Total current liabilities	16,761	42,191

Long-term debt	6,683	6,677
Other non-current liabilities	6,982	7,414
Non-current liabilities of discontinued operations	-	22,449

Stockholders’ (deficit) equity:
HP stockholders’ (deficit) equity	(4,909)	27,768
Non-controlling interests	-	383
Total stockholders’ (deficit) equity	(4,909)	28,151

Total liabilities and stockholders’ equity	$25,517	$106,882

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended January 31,
	2016	2015(a)

Cash flows from operating activities:
Net earnings	$592	$1,366
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	79	1,028
Stock-based compensation expense	61	187
Provision for doubtful accounts and inventory	45	62
Restructuring charges	20	146
Deferred taxes on earnings	526	(173)
Excess tax benefit from stock-based compensation	(1)	(109)
Other, net	(18)	138

Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	704	1,540
Financing receivable	-	222
Inventory	202	(224)
Accounts payable	(1,104)	(852)
Taxes on earnings	(534)	293
Restructuring	(31)	(483)
Other assets and liabilities	(649)	(2,397)
Net cash (used in) provided by operating activities	(108)	744

Cash flows from investing activities:
Investment in property, plant and equipment	(120)	(947)
Proceeds from sale of property, plant and equipment	-	130
Purchases of available-for-sale securities and other investments	-	(50)
Maturities and sales of available-for-sale securities and other investments	9	30
Payments made in connection with business acquisitions	-	(1)
Net cash used in investing activities	(111)	(838)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	26	77
Proceeds from debt, net of issuance costs	4	299
Payment of debt	(2,155)	(911)
Settlement of cash flow hedge	(11)	-
Net transfer of cash and cash equivalents to Hewlett Packard Enterprise Company	(10,375)	-
Issuance of common stock under employee stock plans	2	181
Repurchase of common stock	(797)	(1,571)
Excess tax benefit from stock-based compensation	1	109
Cash dividends paid	(221)	(304)
Net cash used in financing activities	(13,526)	(2,120)

Decrease in cash and cash equivalents	(13,745)	(2,214)
Cash and cash equivalents at beginning of period	17,433	15,133
Cash and cash equivalents at end of period	$3,688	$12,919

(a)                                 The consolidated condensed statement of cash flows for the three months ended January 31, 2015 represents the combined cash flows of HP prior to separation, as previously filed, and has not been adjusted to reflect the effect of the separation of Hewlett Packard Enterprise Company.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2016	October 31, 2015	January 31, 2015

Net revenue:(a)

Personal Systems	$7,467	$7,694	$8,562
Printing	4,642	4,965	5,596
Corporate Investments	3	4	12
Total segments	12,112	12,663	14,170
Intersegment net revenue eliminations and other	134	(397)	(312)

Total net revenue	$12,246	$12,266	$13,858

Earnings from continuing operations before taxes:(a)

Personal Systems	$229	$281	$303
Printing	787	837	1,050
Corporate Investments	(23)	(11)	(5)
Total segment earnings from operations	993	1,107	1,348

Corporate and unallocated costs and eliminations	(16)	(223)	(196)
Stock-based compensation expense	(61)	(70)	(51)
Amortization of intangible assets	(8)	(26)	(27)
Restructuring charges	(20)	(41)	(14)
Non-operating retirement-related credits(a)	40	58	58
Defined benefit plan settlement charges	-	(7)	-
Interest and other, net	(94)	(99)	(121)

Total earnings from continuing operations before taxes	$834	$699	$997

(a)                                                    Effective at the beginning of its first quarter of fiscal 2016, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. In addition, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains/losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The organizational and reporting changes had an immaterial impact to previously reported segment net revenue and earnings from operations. These changes also had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	January 31, 2016	October 31, 2015	January 31, 2015	Q/Q	Y/Y
Net revenue:(a)

Personal Systems
Notebooks	$4,205	$4,384	$4,724	(4%)	(11%)
Desktops	2,527	2,530	2,949	0%	(14%)
Workstations	444	472	526	(6%)	(16%)
Other	291	308	363	(6%)	(20%)
Total Personal Systems	7,467	7,694	8,562	(3%)	(13%)

Printing
Supplies	3,101	3,239	3,601	(4%)	(14%)
Commercial Hardware	1,219	1,366	1,394	(11%)	(13%)
Consumer Hardware	322	360	601	(11%)	(46%)
Total Printing	4,642	4,965	5,596	(7%)	(17%)

Corporate Investments	3	4	12	(25%)	(75%)
Total segments	12,112	12,663	14,170	(4%)	(15%)

Intersegment net revenue eliminations and other(b)	134	(397)	(312)	NM	NM

Total net revenue	$12,246	$12,266	$13,858	(0%)	(12%)

(a)

Effective at the beginning of its first quarter of fiscal 2016, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change had an immaterial impact to previously reported segment net revenue and operating profit and HP has reflected this change to its segment information retrospectively to the earliest period presented. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net EPS.

(b)	“NM” represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2016	Q/Q	Y/Y

Segment operating margin:(a)
Personal Systems	3.1%	(0.6 pts)	(0.4 pts)
Printing	17.0%	0.1 pts	(1.8 pts)
Corporate Investments(b)	NM	NM	NM
Total segments	8.2%	(0.5 pts)	(1.3 pts)

(a)         Effective at the beginning of its first quarter of fiscal 2016, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. In addition, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains/losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The organizational and reporting changes had an immaterial impact to previously reported segment net revenue and earnings from operations. These changes also had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)         “NM” represents not meaningful.

HP INC. AND SUBSIDIARIES
CALCULATION OF DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except per share amounts)

	Three months ended
	January 31, 2016	October 31, 2015	January 31, 2015

Numerator:
GAAP net earnings from continuing operations	$650	$1,515	$770
Non-GAAP net earnings from continuing operations	$645	$548	$765

Denominator:
Weighted-average shares outstanding during the reporting period	1,776	1,802	1,833
Dilutive effect of employee stock plans(a)	9	19	28
Weighted-average shares used to compute diluted net earnings per share	1,785	1,821	1,861

GAAP diluted net earnings per share from continuing operations	$0.36	$0.83	$0.41
Non-GAAP diluted net earnings per share from continuing operations	$0.36	$0.30	$0.41

(a)        Includes any dilutive effect of restricted stock units, restricted stock, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP operating margin from continuing operations, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted net earnings per share from continuing operations.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures

Net revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating margin from continuing operations is defined to exclude the effects of any charges relating to amortization of intangible assets, restructuring charges, defined benefit plan settlement charges and non-operating retirement-related credits. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net earnings from continuing operations or diluted net earnings per share from continuing operations excluding those same charges. In addition, non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the separation transaction. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•     HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings from continuing operations and diluted net earnings per share from continuing operations. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•     Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

•     Non-operating retirement-related credits includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains/losses, and impacts from other market-related factors associated with our defined benefit pension and post-retirement benefit plans. The market-driven retirement-related costs are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and the company considers these costs to be outside the operational performance of the business. Non-operating retirement-related charges also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such costs for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and provides better transparency into the segment operating results.

•     HP incurred defined benefit plan settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•     As part of separation, HP recorded several separation related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain separation related deferred tax expense. HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods, as HP’s management does not believe that the excluded items are reflective of ongoing operating results.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•     Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations or non-GAAP diluted net earnings per share from continuing operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•     Items such as restructuring charges, defined benefit plan settlement charges and non-operating retirement-related credits that are excluded from non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

• HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

• Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations, non-GAAP diluted net earnings per share from continuing operations and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© 2015 HP Inc. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.